SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  October 1, 1996





                           CPI CORP.
________________________________________________________________
  (exact name of registrant as specified in its charter)



    Delaware                  0-11227              43-1256674
________________________________________________________________
(State or other jurisdiction (Commission file   (IRS Employer
 of incorporation)             Number)       Identification No.)




1706 Washington Avenue, St. Louis, Missouri        63103-1790
________________________________________________________________
(Address of principal executive offices)            (Zip code)




Registrants' telephone number, including area code (314) 231-1575
________________________________________________________________




________________________________________________________________
(Former name or former address, if changes since last report.)



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Item 5.  OTHER EVENTS

On August 8, 1996, the Company announced that it had entered into a definitive agreement with Eastman Kodak Company ("Kodak") to establish a Joint Venture with Kodak to own and operate the Company's retail photofinishing business (see Form 8-K Current Report filed August 22, 1996 with the Securities and Exchange Commission). The consummation of the Joint Venture transaction was subject to customary conditions including the expiration of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("the Act"), and the procurement of necessary third party consents. On September 19, 1996, the Company announced the expiration of the Act's waiting period (see Form 8-K Current Report filed September 26, 1996 with the Securities and Exchange Commission). In October of 1996, the necessary third party consents were obtained and are being filed with this 8-K as separate documents labeled Item 5(A), Consent Letter, and Item 5(C), Consent Letter.

In addition, in October of 1996, the Company amended its $60 Million Revolving Credit Agreement with three banks (originally filed on Form 10-Q with the Securities and Exchange Commission and dated September 1, 1995) and Note Agreement with two insurance companies (originally filed on Form 10-Q with the Securities and Exchange Commission and dated September 3, 1993). These amendments are being filed with this 8-K as separate documents labeled Item 5(B), First Amendment to Revolving Credit Agreement, and Item 5(D), Letter Amendment No. 4.

                           SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                          CPI CORP.
                                        (Registrant)





                             /s/  Barry Arthur
                                 -----------------------------
                                  Barry Arthur
                                  Authorized Officer and
                                  Principal Financial Officer


Dated:  October 16, 1996





















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